(Signature Page, to follow Item 79 at Screen Number 40, Page Number 33)

     This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 26th day of January, 2000.



                                            COLLEGE AND UNIVERSITY FACILITY
                                             LOAN TRUST TWO

                                            By:  State  Street  Bank  and  Trust
                                            Company,   not  in  its   individual
                                            capacity,   but   solely   as  Owner
                                            Trustee under a Declaration of Trust
                                            dated March 11, 1988 and amended and
                                            restated  on  May  12,   1988,   and
                                            December 4, 1989.


                                            By David R. Shepherd
                                               Assistant Secretary